EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]


                                     2007
                                 THIRD QUARTER
                              EARNINGS SUPPLEMENT










        THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") THIRD QUARTER EARNINGS RELEASE.

       -------------------------------------------------------------------------
       THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON
       WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS
       TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING
       THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGES 62-63
       IN THE COMPANY'S 2006 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2006 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
       -------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                   HIGHLIGHTS


FINANCIAL RESULTS

o Third quarter diluted EPS from continuing operations of $0.90 increased 18% versus $0.76 last year. Revenues net of interest expense rose 11%. For the trailing 12 months, return on equity (ROE) was 38%.

     - 3Q '07 Income from continuing operations included:
        -- An $81MM ($41MM after-tax) charge related to mark-to-market adjustments and sales within the American Express International Deposit Company ("AEIDC") investment portfolio resulting from the announced sale during the quarter of American Express Bank, Ltd. ("AEB") to Standard Chartered PLC ("Standard Chartered"), as referenced further on page 2; and
        -- A $75MM tax benefit, primarily related to the resolution of prior years' tax items.

     - 3Q '06 Income from continuing operations included a $33MM ($24MM after-tax) gain on the sales of card-related operations in Malaysia and Indonesia.

     - 3Q '07 and 3Q '06 Income from continuing operations included $10MM ($7MM after-tax) and $11MM ($7MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily within our corporate travel business.

     - The DISCONTINUED OPERATIONS line in the Consolidated Financial Statements contains the results, assets and liabilities related to various business sales. In addition to AEB, referenced above, discontinued operations also reflects the results from the international banking operations in Brazil, sold in 2Q'06, Tax and Business Services ("TBS"), sold in 3Q '05, and Ameriprise Financial, Inc. (formerly American Express Financial Advisors), for which the distribution of all outstanding shares was made on September 30, 2005.

       -- 3Q '07 results reflected $7MM of losses from discontinued operations, related to AEB's results which include substantial compliance-related remediation costs, as well as the TBS business, versus $33MM of income last year.
       -- Including discontinued operations, diluted EPS on a net income basis of $0.90 increased 14% versus last year.

BUSINESS METRICS

o    Compared with the third quarter of 2006:

      - Worldwide billed business of $162.5B increased 16% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 2% benefit within the reported worldwide growth rate.

      - Worldwide total cards in force of 84.7MM increased 11%, up 8.2MM from last year and 2.5MM during 3Q '07, as proprietary and network card growth remained strong.

      - Worldwide average spending per proprietary basic card in force increased 8% versus last year despite the suppressing effect of substantial card additions over the past few years.

      - Worldwide lending balances of $50.5B on an owned basis increased 32%; on a managed basis, worldwide lending balances of $72.0B were up 23%.

      - Underlying card credit quality continued to be well controlled and reserve coverage ratios remained strong.

CAPITAL RETURNED TO SHAREHOLDERS

o Including share repurchases and dividends, during 3Q '07 and the nine months to-date we returned 84% and 85%, respectively, of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 70% of capital generated.

     - SHARE REPURCHASES: During both 3Q '07 and 2Q '07, 15MM shares were repurchased versus 16MM shares in 3Q '06. Since the inception of repurchase programs in December 1994, 652MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.


                                                                                      Millions of Shares
                                                                       -----------------------------------------------
     -    ACTUAL SHARE ACTIVITY:                                         3Q '07           2Q '07            3Q '06
                                                                         ------           ------            ------
           Shares outstanding - beginning of period                       1,182            1,188             1,216
           Repurchase of common shares                                      (15)             (15)              (16)
           Employee benefit plans, compensation and other                     2                9                 4
                                                                         ------           ------            ------
           Shares outstanding - end of period                             1,169            1,182             1,204
                                                                          =====            =====             =====

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS

ADDITIONAL ITEMS OF NOTE

o Marketing, promotion, rewards and cardmember services expenses increased 14% versus 3Q '06, reflecting higher rewards costs in 3Q '07 and increased marketing and promotion expenses. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember program participation. Marketing expenses continued to reflect card acquisition, brand and loyalty oriented programs, with an increased emphasis on our non-U.S. activities.

o Total interest expense increased 39%, reflecting increased debt funding levels in support of growth in cardmember receivable and lending balances and a higher effective cost of funds.

o Total provisions for losses and benefits increased 25% versus 3Q '06, reflecting growth in business volumes and the loan portfolio, as well as increased write-off and delinquency rates within the U.S. versus last year, which have risen from the unusually low levels during 2006 following the enactment of the October 2005 bankruptcy legislation.

o The 11% increase in human resources expense in 3Q '07 reflects the impact of a higher level of employees, merit increases and larger benefit costs.
     - Compared with last year, the total employee count of 65,100 increased by 3,800 employees or 6%; compared with last quarter, the employee count increased by 1,200 employees or 2%. The increases primarily reflect employee additions related to customer service volumes and initiatives and the acquisition of Harbor Payments, Inc. in 4Q '06 and Farrington American Express Travel Services Ltd. ("FAE Travel") in 3Q '07.

o During 3Q '07, the Company announced that it entered into an agreement to sell its international banking subsidiary, AEB, to Standard Chartered, reflecting the Company's strategic focus on the high-growth, high-return payments businesses that have driven its recent performance. The approximate value of the transaction is $1.1B. The sale is subject to certain regulatory approvals and is expected to be completed in 1Q '08. Standard Chartered will pay the Company an amount equal to the net asset value of the AEB businesses that are being sold at the closing date plus $300MM. At September 30, 2007, this would have amounted to approximately $825MM. The Company also expects to realize an additional amount representing the net asset value of AEIDC, a subsidiary which issues investment certificates to AEB customers. The contracted sale of AEIDC will occur through a put/call agreement. As of September 30, 2007, the net asset value of that business was $262MM. This value is expected to be realized through dividends from the subsidiary to American Express and by a subsequent payment from Standard Chartered when the business is transferred to them eighteen months after the completion of the sale of AEB. In aggregate, the transaction is expected to have an approximate break-even impact on the Company's earnings, although separate components will be recognized in different periods, such as the AEIDC charge referenced above.

     As a result of the agreement, beginning with 3Q '07, and for all prior periods, AEB results, assets and liabilities have been removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. AEIDC will continue to be reflected in continuing operations within the Corporate & Other segment until one year before the anticipated close of this portion of the transaction. Assuming completion of the AEB sale in 1Q '08, AEIDC will be reported in discontinued operations beginning in 3Q '08.

     The previously mentioned $81MM ($41MM) after-tax charge related to AEIDC is included in the 3Q '07 results from continuing operations within the "Other revenues" line. The charge relates to the AEIDC investment portfolio and results from the AEB sale agreement's impact on the holding period for the investments. It principally reflects the reduction in value within the AEIDC investment portfolio attributable to market interest rate movements since the date that the investment securities were purchased.
     The reclassification of the portfolio from its previous available-for-sale status to its current trading status requires the Company to report changes in the market value of AEIDC's investment portfolio within the income statement until AEIDC is sold. The Company expects to report a net gain in subsequent quarters from the disposition of AEB and other related activities.

o Within the Consolidated Statements of Income, the Company has reclassified certain prior period amounts from professional services and occupancy and equipment expense to human resources and other expense, in order to conform to its current presentation. This reclassification has no impact on total expenses, pre-tax income, or net income. Additionally, the historical trends of these financial statement line items remain consistent after the reclassification.

REVISED SEGMENT AND STATEMENTS OF INCOME PRESENTATION

o The Company instituted organizational changes effective July 1, 2007 which reflect a reorganization of the Company into two distinct customer-focused groups: the Global Consumer Group and the Global Business-to-Business Group. The impact of these changes on the Company's reportable operating segment disclosures is as follows:
      - The Company continues to report the U.S. Card Services ("USCS") segment and the Global Network & Merchant Services ("GNMS") segment consistent with previous reporting.
      - The previously reported International Card & Global Commercial Services segment is now reported as two separate segments: the International Card Services ("ICS") segment and the Global Commercial Services ("GCS") segment.
      - The U.S. Card Services and International Card Services segments are aligned with the Global Consumer Group, and the Global Network & Merchant Services and Global Commercial Services segments are aligned with the Global Business-to-Business Group.

o In addition, as described in the Form 8-K filed with the SEC on March 30, 2007, beginning with 1Q '07, the Company revised the presentation of its Consolidated Statements of Income. The revised Consolidated Statements of Income include the separate presentation of certain interest income and interest expense amounts which previously had been reported on a net basis, and the separate presentation of the provisions for losses and benefits from expenses. While these revisions impact the presentation of revenues and expenses in the Company's Consolidated Statements of Income,

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                                  HIGHLIGHTS

     they have no impact on the Company's previously reported consolidated pretax income, income taxes, net income, total assets, total liabilities, or total shareholders' equity.

o In addition, in 1Q '07 the Travelers Cheque and Prepaid Services ("TCPS") business, previously included in the USCS segment, was moved to the Corporate & Other segment.

o In conjunction with the previously discussed AEB sale, the Company further revised its presentation of its Consolidated Statements of Income. Prior to the sale, the Consolidated Statements of Income reflected interest income and expense from AEB's international banking activities on the "International banking interest income" and "International banking interest expense" lines. The revised presentation contained herein no longer includes these lines, as the majority of the revenues and expenses from international banking have been moved to Discontinued Operations.

o "Total revenues" and "Revenues net of interest expense" are presented separately within the revised Consolidated Statements of Income presentation. "Revenues net of interest expense" is now the measure for the Company's long-term revenue growth rate target. This target (of at least 8 percent growth on average and over time) has not been changed as a result of the revisions to the presentation of the Consolidated Statements of Income.

o    The revised consolidated presentation now includes the following:
      - Gross cardmember lending finance charge revenue is presented in the line entitled "Cardmember lending finance revenue" within the new "Interest income" section of the Consolidated Statements of Income, and the related gross interest expense is presented in the line entitled "Cardmember lending" within the new "Interest expense" section of the Consolidated Statements of Income. These amounts were previously presented on a net basis as "Cardmember lending finance charge revenue, net of interest" within the "Net revenues" section.
      -  Gross investment and other interest income are presented in the line entitled "Other (including investment certificates)" within the new
         "Interest income" section. These amounts were previously presented on a net basis as "Other investment and interest income, net of interest" within the "Net revenues" section.
      - Other interest expense is presented in the line entitled "Charge card and other" within the new "Interest expense" section, and certain other interest income is presented in the line entitled "Other (including investment certificates)" within the new "Interest income" section. These amounts were previously reported on a net basis in "Interest" within the "Expenses" section.
      - "Provisions for losses and benefits" is presented in a new separate section. These amounts were previously reported in the "Provisions for losses and benefits" lines within the "Expenses" section. The line under Provisions for Losses and Benefits that used to be called "International banking and other (including investment certificates)" is now called "Other (including investment certificates)."
      - Certain other amounts were revised to conform to the method of presentation or calculation that is being used in 2007.

o Corresponding revisions to the Selected Income Statement Data presentation regarding the Company's reportable operating segments were also made.

o Separately, in 1Q '07 the Company revised the method of reporting certain credit statistics related to the charge card business to better align these metrics with the way the Company manages credit risk as well as to align such credit statistics with the method used for reporting the Company's lending activities. Historically, the credit statistics for the charge card business have been presented using the portion of the account balance that was 90 days past due or more. However, the Company's practices for managing credit risk and establishing reserves for uncollectible amounts consider the entire amounts of customer accounts for those accounts which have any portion that is past due by 90 days or more, and thus certain statistics have been revised to reflect this. Finally, the calculation of net finance revenue divided by average loans for both consolidated reporting and the ICS segment has been corrected for a computational error. This correction has a minimal impact on the historic trends for this statistical information.

EXPANDED PRODUCTS AND SERVICES

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:

      - Announced two new agent bank agreements with Harris and BankAtlantic, allowing the distribution of our OPEN from American Express(R) small business charge and credit products in Chicago and Florida, respectively. In both cases, American Express will serve as the card issuer and will partner with each institution to develop joint marketing efforts for each region.

      - Introduced The Plum Card(SM) from OPEN from American Express(R), a new trade terms product which responds to small business owners' need to better manage cash flow and free working capital by providing them with the option to defer payment or receive early pay discounts for purchases made on the Card.

      - Added two new luxury fashion brands, Gucci and Salvatore Ferragamo, to First Collection(SM), a private portfolio of premium partners and rewards available exclusively to Platinum Card(R) and Centurion(R) Card members enrolled in the Membership Rewards First program.

      - Expanded merchant acceptance of the ExpressPay from American Express(R) contactless payment product to include Office Depot's 1,100 nationwide locations, and Braum's Ice Cream and Dairy Stores's 276 retail stores in Oklahoma, Kansas, Texas, Missouri and Arkansas.

      - Announced the acquisition by American Express Business Travel of the remaining 63% share in the joint venture, Farrington American Express Travel Services Ltd., a leading Hong Kong travel services provider. Fully integrated, the acquisition will result in business travel volume from the customer base across Greater China, including Beijing, Shanghai, Guangzhou, Hong Kong and Taiwan of nearly $1B this year.

      - Unveiled a new Web-based management information data reporting solution, American Express AXIS @ Work, from American Express Business Travel, presenting corporate travel purchasers and managers with centralized, online access to data resulting from their firms' business expenditures. Additionally, American Express also introduced a new specialty area dedicated to management information within its Advisory Services group.

      - Launched Gold Card Destinations, a collection of travel benefits available on all consumer American Express(R) Gold Charge Cards, enabling Cardmembers to enhance their vacation experiences with special amenities on any trip from American Express Gold Card Destinations travel partners, as well as provide Cardmembers access to exclusive travel and entertainment packages on a dedicated Gold Card Destinations web site.

      - Signed three additional travel agencies in New York, Ohio and Utah to the American Express Travel U.S. Representative Network.

      - Expanded the American Express Airport Club Access Program for all consumer and small business Platinum and Centurion Cards to include access to American Airlines' 44 Admirals Club(R) lounges worldwide.

      -  Became an Official Patron of The Professional Golfers' Association
         (PGA) of America, allowing the Company to provide a unique set of golf benefits to Cardmembers year-round, including access to premier championship experiences and exclusive golf opportunities.

      - Added various new celebrity participants, such as Beyonce Knowles and Tina Fey, to the Company's "Are You a Cardmember?(SM)" brand campaign, designed to showcase the value of membership and its array of special benefits and services.

      - Awarded $2MM to the winner of The Members Project online initiative, U.S. Fund for UNICEF. The funds will be used to provide millions of children in the developing world with safe drinking water. This initiative was part of American Express' "Are You a Cardmember" campaign which also highlights the value of being part of the American Express community.

     In our Global Network Services ("GNS") business we:

      - Announced a new card issuing partnership and launched our first product with China CITIC Bank. The CITIC American Express Card will be available in both Classic and Gold versions, will be denominated in both Reminbi and US dollar currencies, and offers a strong value proposition especially in the areas of travel rewards and benefits.

      - Announced the first card issuing partnership with GE Consumer Finance (a Japanese subsidiary of GE Money, a unit of General Electric Company) to issue American Express-branded credit cards in Japan. This is the world's first issuance of a card carrying the brands of these two credit card companies.

      - Announced our agreement with Mitsubishi UFJ NICOS Co., Ltd. to offer American Express-branded Gold and Platinum credit cards in Japan, targeting affluent customers and young executives.

      - As part of our partnership with JSC "Kazkommertsbank", we launched in Kazakhstan the American Express(R) Gold Card and The Platinum Card(R) from American Express, both available in Kazakhstani tenge or US dollar denominations. Kazkommertsbank is the exclusive issuer of American Express Cards in the market and is also the merchant acquirer in this region.

     Also, on October 9th, JD Power and Associates released the findings of a new nationwide study of 7,812 credit card users, ranking American Express highest in overall satisfaction among the 10 largest card issuers in the U.S.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

          (Preliminary)
                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

         (Millions, except per share amounts)                                Quarters Ended           Percentage
                                                                              September 30,           Inc/(Dec)
                                                                         ------------------------     ----------
                                                                              2007          2006
                                                                              ----          ----
         Revenues
            Discount revenue                                                $3,659        $3,259         12%
            Net card fees                                                      522           462         13
            Travel commissions and fees                                        484           427         13
            Other commissions and fees                                         644           539         19
            Securitization income, net                                         392           384          2
            Other                                                              362           417        (13)
                                                                            ------        ------
               Total                                                         6,063         5,488         10
                                                                            ------        ------

            Interest income:
              Cardmember lending finance revenue                             1,581         1,213         30
              Other (including investment certificates)                        309           291          6
                                                                            ------        ------

               Total                                                         1,890         1,504         26
                                                                            ------        ------
                 Total Revenues                                              7,953         6,992         14
                                                                            ------        ------
            Interest expense:
              Cardmember lending                                               444           318         40
              Charge card and other                                            564           409         38
                                                                            ------        ------
               Total                                                         1,008           727         39
                                                                            ------        ------
          Revenues net of interest expense                                   6,945         6,265         11

         Expenses
            Marketing, promotion, rewards and cardmember services            1,810         1,586         14
            Human resources                                                  1,366         1,227         11
             Professional services                                             539           562         (4)
             Occupancy and equipment                                           374           346          8
             Communications                                                    118           104         13
             Other                                                             339           342         (1)
                                                                            ------        ------
               Total                                                         4,546         4,167          9
          Provisions for losses and benefits:
              Charge card                                                      279           257          9
              Cardmember lending                                               579           412         41
              Other (including investment certificates)                        124           118          5
                                                                            ------        ------
               Total                                                           982           787         25
                                                                            ------        ------

         Pretax income from continuing operations                            1,417         1,311          8
         Income tax provision                                                  343           377         (9)
                                                                            ------        ------
         Income from continuing operations                                   1,074           934         15
         (Loss) Income from discontinued operations, net of tax                 (7)           33          #
                                                                            ------        ------
         Net income                                                         $1,067          $967         10
                                                                            ======        ======

         EPS-Basic
             Income from continuing operations                               $0.92         $0.78         18
                                                                            ======        ======
            (Loss) Income from discontinued operations                      $(0.01)        $0.02          #
                                                                            ======        ======
             Net Income                                                     $(0.91)        $0.80         14
                                                                            ======        ======


         EPS-Diluted
             Income from continuing operations                               $0.90         $0.76         18
                                                                            ======        ======
             (Loss) Income from discontinued operations                     $(0.00)        $0.03          #
                                                                            ======        ======
              Net Income                                                     $0.90         $0.79         14
                                                                            ======        ======


         Average Shares Outstanding
             Basic                                                           1,170         1,202         (3)
                                                                            ======        ======
             Diluted                                                         1,192         1,227         (3)
                                                                            ======        ======

     Note: Amounts herein reflect certain revisions, as noted on pages 2-3.
           # Denotes variance of more than 100%.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

o CONSOLIDATED REVENUES NET OF INTEREST EXPENSE: Consolidated revenues net of interest expense increased 11%, reflecting increases versus last year of 12% within USCS, 17% within ICS, 12% within GCS and 17% within GNMS. Revenues net of interest expense increased due to greater discount revenues, larger interest income, higher other commission and fees, increased net card fees, greater travel commissions and fees, and higher securitization income net, partially offset by increased interest expense and lower other revenues. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 2%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 9%, reflecting an increase of 6% within USCS, 27% within ICS, 10% within GCS and 12% within GNMS. Expense growth reflected higher marketing, promotion, rewards and cardmember services expense, greater human resources expense, increased occupancy and equipment costs, higher communication expenses, and larger other expenses, partially offset by lower professional services expenses. Translation of foreign currency contributed approximately 2% to the expense growth rate.

o CONSOLIDATED PROVISIONS FOR LOSSES AND BENEFITS: Consolidated provisions for losses and benefits increased 25% versus last year, reflecting a 44% increase in USCS, a 24% increase in GCS, a 21% increase in GNMS, and a flat provision level in ICS. Provisions rose primarily due to increases in the cardmember lending and charge card provisions. Translation of foreign currency contributed approximately 2% to the provision growth rate.

o PRE-TAX MARGIN: Was 20.4% in 3Q '07 compared with 20.3% in 2Q '07 and 20.9% in 3Q '06.

o EFFECTIVE TAX RATE: Was 24% in 3Q '07 versus 26% in 2Q '07 and 29% in 3Q '06. The 3Q '07 rate reflects $75MM in tax benefits principally related to the resolution of prior years' tax items. The 2Q '07 rate primarily reflects a $65MM IRS benefit related to the treatment of prior years' card fee income. The 3Q '06 rate reflects the favorable impacts of a net interest receivable from the IRS, finalization of the 2005 U.S. Federal tax return and an adjustment of 2006 estimated state taxes.

o DISCOUNT REVENUE: Rose 12% on a 16% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs and corporate incentive payments.

      - The average discount rate* was 2.57% in 3Q '07, 2Q '07 and 3Q '06. As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                                      Quarters Ended                 Percentage
                                                                       September 30,                 Inc/(Dec)
                                                             ----------------------------------     -------------
                                                                 2007                 2006
                                                                 ----                 ----
      Card billed business* (billions):
         United States                                         $115.2               $101.7                13%
         Outside the United States                               47.3                 38.6                23
                                                             --------             --------
         Total                                                 $162.5               $140.3
                                                             ========             ========
                                                                                                          16
      Total cards in force (millions):
         United States                                           51.7                 46.8                10
         Outside the United States                               33.0                 29.7                11
                                                             --------             --------
         Total                                                   84.7                 76.5                11
                                                             ========             ========
      Basic cards in force (millions):
         United States                                           40.1                 36.0                11
         Outside the United States                               28.3                 25.2                12
                                                             --------             --------
         Total                                                   68.4                 61.2                12
                                                             ========             ========
      Average basic cardmember spending**
         United States                                         $3,192               $3,040                 5
         Outside the United States                             $2,542               $2,175                17
         Total                                                 $3,006               $2,782                 8

          * For additional information about billed business and discount rate calculations, please refer to the Third Quarter 2007 Earnings Release, American Express Company Selected Statistical Information pages.
         ** Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

- WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 13% increase in USCS, a 15% increase in ICS, a 14% increase in GCS and a 45% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 3Q '07:

                                                                                                Percentage
                                                                                                 Increase
                                                                                               Assuming No
                                                                                                Changes in
                                                                             Percentage          Foreign
                                                                              Increase        Exchange Rates
                                                                            -------------    ------------------
             WORLDWIDE*
                 Billed Business                                                16%                 14%
                 Average spending per proprietary basic card                     8                   6
                 Basic cards-in-force                                           12
             U.S.*
                 Billed Business                                                13
                 Average spending per proprietary basic card                     5
                 Basic cards-in-force                                           11
                 Proprietary consumer card billed business**                    12
                 Proprietary small business billed business**                   15
                 Proprietary Corporate Services billed business***              9
             OUTSIDE THE U.S.*
                 Billed Business                                                23                 14
                 Average spending per proprietary basic card                    17                  9
                 Basic cards-in-force                                           12
                 Proprietary consumer and small business billed
                   business****                                                 15                  7
                 Proprietary Corporate Services billed business***              24                 15

                 * Captions not designated as "proprietary" include
                   both proprietary and GNS data.
                ** Included in USCS.
               *** Included in GCS.
              **** Included in ICS.

         -- U.S. non-T&E-related volume categories (which represented approximately 68% of 3Q '07 U.S. billed business) grew 15%, while T&E volumes rose 10%.
         -- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, increased 5% due to a 5% increase in transactions and a slightly higher average airline charge.
         -- Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 13% on 8% growth in transactions and a 5% increase in the average airline charge.
         -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Europe and Latin America in the low double-digits and growth in Canada and Asia Pacific in the high single-digits.

 - TOTAL CARDS IN FORCE: Rose 11% worldwide due to an increase of 8% in USCS, a 2% increase in ICS, a 3% increase in GCS and a 32% increase in GNS. Continued strong card acquisitions within both proprietary and GNS activities, as well as continued solid average customer retention levels, drove these results.
         -- 1.2MM and 1.3MM net cards were added during the quarter in the U.S.
            and the non-U.S. businesses, respectively.

o NET CARD FEES: Increased 13% due to the benefit of card growth and a higher average card fee. The average annual fee per proprietary card in force was $36 in 3Q '07 and 2Q '07 versus $34 in 3Q '06.

o TRAVEL COMMISSIONS AND FEES: Increased 13% reflecting a 16% increase in worldwide travel sales.

o OTHER COMMISSIONS AND FEES: Rose 19% on higher card-related conversion revenues and greater assessment and service fees.

o SECURITIZATION INCOME, NET: Increased 2% as higher gains from issuances and a greater average balance of securitized loans was partially offset by an increase in write offs and greater interest expense, due to a higher coupon rate paid to certificate holders. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related interest-only (I/O) strip, excess spread related to securitized loans, net finance revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

- Components of Securitization Income, Net:
                                                                 Quarters Ended               Percentage
                                                                  September 30,               Inc/(Dec)
                                                       -----------------------------------    ------------
                                                           2007                2006
                                                           ----                ----
            (millions)
            Excess spread*                                 $264                $279               (5)%
            Servicing fees                                  108                 100                 8
            Gains on sales from securitizations**            20                   5                 #
                                                           ----                ----
            Total securitization income                    $392                $384                 2
                                                           ====                ====

           # Denotes variance of more than 100%.
           * Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses, and the changes in the fair value of the I/O strip in 2007.
          ** Excludes $47MM and $(18)MM in 2007 and $13MM and $(15)MM in 2006 of impact from cardmember loan sales and maturities, respectively, reflected in the credit provision.

- The average balance of Cardmember lending securitizations was $21.4B in 3Q '07, compared with $20.0B in 3Q '06.

o OTHER REVENUES: Decreased 13% as the $81MM pre-tax AEIDC charge previously mentioned was partially offset by higher network, merchant, publishing and insurance-related revenues.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 30% due to 30% growth in average worldwide lending balances on an owned basis.

o    OTHER (INCLUDING INVESTMENT CERTIFICATES) INTEREST INCOME: Increased 6%.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 40% reflecting the increased loan balances and a higher cost of funds.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 38% reflecting a higher cost of funds and an increased receivable balance.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 14%, reflecting higher volume-related rewards costs and greater marketing and promotion expenses.

o HUMAN RESOURCES EXPENSE: Increased 11% due to a higher level of employees, merit increases and larger benefit costs.

o    PROFESSIONAL SERVICES EXPENSE:  Declined 4%.

o    OCCUPANCY AND EQUIPMENT EXPENSE:  Rose 8%.

o COMMUNICATIONS EXPENSE: Increased 13% due to higher cardmember-related communications activities.

o OTHER EXPENSE: Decreased 1% as a decrease in underlying expenses was partially offset by the $33MM pre-tax gain related to the sales of our operations in Malaysia and Indonesia in 3Q '06.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

 CHARGE CARD PROVISION FOR LOSSES: Increased 9%, primarily reflecting higher business volumes.


- WORLDWIDE CHARGE CARD:*
  -- The loss ratio and past due rate increased versus last quarter, but remained flat compared to last year.

                                                            9/07              6/07              9/06
                                                        --------------    -------------     -------------
              Net loss ratio as a % of charge volume        0.26%             0.24%             0.26%
              90 days past due as a % of receivables         2.8%              2.7%              2.8%

                                                            9/07              6/07             9/06
                                                        -------------     -------------    -------------
              Total Receivables (billions)                 $38.5             $38.4             $35.0
              Reserves (millions)                           $998              $981              $947
              % of receivables                               2.6%              2.6%              2.7%
              % of 90 day past due accounts                   91%               95%               97%

              *There are no off-balance sheet Charge Card securitizations.
               Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
               Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

o CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 41% due to increased loan volumes and higher write-off and delinquency rates within the U.S., which have risen after the unusually low rates in 2006 that followed the October 2005 change in the bankruptcy legislation.

- WORLDWIDE LENDING:*
  -- The write-off rate was unchanged versus last quarter, but increased versus last year. The past due rate increased versus last year and last quarter.

                                                            9/07              6/07              9/06
                                                        --------------    -------------     -------------
              Net write-off rate                             4.1%              4.1%              3.8%
              30 days past due as a % of loans               3.0%              2.8%              2.8%

                                                            9/07              6/07              9/06
                                                        -------------     --------------    -------------
              Total Loans (billions)                       $50.5             $48.3             $38.3
              Reserves (millions)                         $1,469            $1,417            $1,126

              % of total loans                               2.9%              2.9%              2.9%
              % of 30 days past due accounts                  97%              106%              106%

              * All lending statistics are presented here on a GAAP or "Owned
               Basis". "Managed Basis" credit quality statistics are available in the Third Quarter 2007 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o OTHER (INCLUDING INVESTMENT CERTIFICATES) PROVISION FOR LOSSES AND BENEFITS:
Increased 5%.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of September 30, 2007, the Company's tangible common equity was $9B and its total adjusted assets were $162B. As of September 30, 2007, the consolidated assets, as reflected on the Company's balance sheet, were $141B.


                                CORPORATE & OTHER

Net expense was $59MM in 3Q '07 compared with net expense of $85MM in 2Q '07 and $47MM in 3Q '06. The 3Q '07 expense includes the previously mentioned $41MM after-tax AEIDC charge. The 2Q '07 expense includes costs related to regulatory and legal exposures and $2MM ($1MM after-tax) of reengineering costs.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                    Quarters Ended                 Percentage
                                                                     September 30,                  Inc/(Dec)
                                                          ----------------------------------    -----------------
(millions)                                                        2007                 2006
                                                                  ----                 ----

Revenues
    Discount revenue, net card fees and other                   $2,632               $2,358               12%
    Cardmember lending finance revenue                           1,224                  928               32
    Securitization income, net                                     392                  384                2
                                                                  ----                 ----
        Total revenues                                           4,248                3,670               16
    Interest expense:
     Cardmember lending                                            402                  260               55
     Charge card and other                                         257                  207               24
                                                                  ----                 ----
 Revenues net of interest expense                                3,589                3,203               12
                                                                  ----                 ----

Expenses
    Marketing, promotion, rewards and cardmember services        1,191                1,117                7
    Human resources and other operating expenses                   848                  805                5
                                                                  ----                 ----
     Total                                                       2,039                1,922                6
                                                                  ----                 ----
Provisions for losses                                              638                  442               44
                                                                  ----                 ----
Pretax segment income                                              912                  839                9
Income tax provision                                               320                  281               14
                                                                  ----                 ----
Segment income                                                    $592                 $558                6
                                                                  ----                 ----

  Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

STATISTICAL INFORMATION
                                                                    Quarters Ended                 Percentage
                                                                     September 30,                  Inc/(Dec)
                                                          ----------------------------------    -----------------
                                                                  2007                 2006
                                                                  ----                 ----
Card billed business (billions)                                  $94.2                $83.4               13%
Total cards in force (millions)                                   42.9                 39.9                8
Basic cards in force (millions)                                   31.8                 29.5                8
Average basic cardmember spending* (dollars)                    $2,986               $2,852                5
Segment capital (billions)                                        $4.5                 $4.5                -
Return on segment capital**                                       50.5%                46.6%

    * Proprietary cards only.
   ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.


    - BILLED BUSINESS: The 13% increase in USCS billed business reflects a 5% increase in average spending per proprietary basic card and 8% growth in basic cards in force. -- Within the U.S. consumer business, billed business grew 12%; small business volumes rose 15%.

    - TOTAL CARDS IN FORCE: Increased by 3.0MM, or 8%, versus last year on continued strong card acquisition activity and retention levels.

P&L DISCUSSION:

o NET INCOME: Increased 6% as revenues net of interest expense rose 12%, expenses increased 6% and provisions for losses increased 44%.

    - PRE-TAX MARGIN: Was 25.4% in 3Q '07 versus 23.2% in 2Q '07 and 26.2% in 3Q '06.

    - EFFECTIVE TAX RATE: Was 35% in 3Q '07 compared to 30% in 2Q '07 and 33% in 3Q '06. The 3Q '07 rate includes $18MM of the previously mentioned tax benefits versus $56MM of benefits in 2Q '07.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to greater billed business volumes, increased other commissions and fees, higher net card fees, and greater travel revenues.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 32% on 35% growth in average owned lending balances and a slightly lower portfolio yield.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES

o SECURITIZATION INCOME, NET: Increased 2% as higher gains from issuances and a greater average balance of securitized loans were partially offset by an increase in write offs and greater interest expense, due to a higher coupon rate paid to certificate holders.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 55% on greater loan balances and a higher cost of funds.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 24% due to a higher cost of funds and a larger receivable balance.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 7%, due to higher volume-driven rewards costs which were partially offset by lower marketing and promotion expenses.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 5% primarily due to higher technology and volume-related operating expenses.

o PROVISIONS FOR LOSSES: Increased 44% reflecting the impact of strong loan and volume growth and higher write-off and delinquency rates, which have risen after the unusually low rates following the enactment of the October 2005 U.S. bankruptcy legislation.

     - CHARGE CARD: *

       -- The loss ratio and past due rates increased versus last year and last quarter.

                                                                 9/07            6/07            9/06
                                                             -------------    ------------    ------------
              Total Receivables (billions)                      $19.4           $19.8           $18.2
              Net loss ratio as a % of charge volume             0.34%           0.30%           0.33%
              90 days past due as a % of total                    3.9%            3.6%            3.5%

               Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

    - CARDMEMBER LENDING: **

      -- The write-off rate increased versus last year, but remained flat versus last quarter. The past due rate increased versus last year and last quarter, but remained well within historical ranges.

                                                                 9/07            6/07             9/06
                                                             -----------    -------------     -----------
              Total Loans (billions)                            $40.0           $38.3           $29.3
              Net write-off rate                                  3.7%            3.7%            3.1%
              30 days past due as a % of loans                    3.1%            2.7%            2.7%

               * There are no off-balance sheet Charge Card securitizations.
                 Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
              ** Owned basis. See page 13-14 for "Managed Basis" Cardmember lending information.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                              U.S. CARD SERVICES
MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in net card fees and other, cardmember lending finance revenue, cardmember lending interest expense and credit provision. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and credit provision for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net, as well as an impact to credit provision (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in credit provision.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                        2007          2006
                                                                       ----          ----

o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
           Reported for the period (GAAP)                            $2,632        $2,358            12%
           Securitization adjustments                                    67            51            31
                                                                       ----          ----
           Managed discount revenue, net card fees and other         $2,699        $2,409            12
                                                                     ======        ======

o CARDMEMBER LENDING FINANCE REVENUE:

           Reported for the period  (GAAP)                           $1,224          $928            32
           Securitization adjustments                                   821           749            10
                                                                       ----          ----
           Managed finance revenue                                   $2,045        $1,677            22
                                                                     ======       =======

o SECURITIZATION INCOME, NET:

           Reported for the period (GAAP)                              $392          $384             2
           Securitization adjustments                                  (392)         (384)            2
                                                                       ----          ----
           Managed securitization income, net                        $    -         $   -             -
                                                                     ======       =======

o CARDMEMBER LENDING INTEREST EXPENSE:

           Reported for the period  (GAAP)                             $402          $260            55
           Securitization adjustments                                   302           274            10
                                                                       ----          ----
           Managed cardmember lending interest expense                 $704          $534            32
                                                                       ----          ----

o PROVISIONS FOR LOSSES:

           Reported for the period (GAAP)                              $638          $442            44
           Securitization adjustments                                   226           144            57
                                                                       ----          ----
           Managed provisions for losses                               $864          $586            47
                                                                       ----          ----

        Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to higher billed business volumes, greater other commissions and fees, increased net card fees, and higher travel revenues.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 22% due to 23% growth in average managed lending balances and a slightly lower portfolio yield.

o CARDMEMBER LENDING INTEREST EXPENSE: Increased 32% on growth in lending balances and a higher cost of funds.

o PROVISIONS FOR LOSSES: Increased 47% reflecting the impact of strong loan and volume growth and higher write-off and delinquency rates, which have risen after the unusually low rates following the enactment of the October 2005 U.S. bankruptcy legislation.

     - CARDMEMBER LENDING: *

       -- The write-off rate increased versus last year, but remained flat versus last quarter. The past due rate increased versus last year and last quarter, but remained well within historical ranges.

                                                               9/07             6/07             9/06
                                                            -----------     -------------     ------------
              Total Loans (billions)                          $61.5            $58.6            $49.5
              Net write-off rate                                3.7%             3.7%             3.0%
              30 days past due as a % of loans                  2.9%             2.6%             2.6%

              * Managed basis.  There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 12.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)


(Preliminary)

                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                        2007          2006
                                                                       ----          ----
Revenues
    Discount revenue, net card fees and other                          $953          $819            16%
    Cardmember lending finance revenue                                  353           286            23
                                                                     ------        ------
        Total revenues                                                1,306         1,105            18
    Interest expense:
      Cardmember lending                                                126            99            27
      Charge card and other                                              66            54            22
                                                                     ------        ------

Revenues net of interest expense                                      1,114           952            17
                                                                     ------        ------

Expenses
    Marketing, promotion, rewards and cardmember services               354           247            43
    Human resources and other operating expenses                        453           387            17
                                                                     ------        ------
         Total                                                          807           634            27
                                                                     ------        ------

Provisions for losses                                                   197           197             -
                                                                     ------        ------
Pretax segment income                                                   110           121            (9)
Income tax (benefit) provision                                          (30)           15             #
                                                                     ------        ------
Segment income                                                         $140          $106            32
                                                                     ------        ------

  Note: Amounts herein reflect certain revisions, as noted on pages 2-3. # Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                        2007          2006
                                                                       ----          ----
Card billed business (billions)                                       $24.7         $21.4            15
Total cards in force (millions)                                        15.8          15.5             2
Basic cards in force (millions)                                        11.2          11.1             1
Average basic cardmember spending* (dollars)                         $2,209        $1,908            16
Segment capital (millions)**                                         $1,983        $1,936             2
Return on segment capital**                                            24.4%         16.8%


 * Proprietary cards only.
** Segment capital includes an allocation attributable to goodwill of $520MM and $517MM in 3Q '07 and 3Q '06, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.


- BILLED BUSINESS: The 15% increase in billed business reflects a 16% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.
-- Adjusting for the impacts of foreign exchange translation, billed business and spending per proprietary basic card in force increased 7% and 8%, respectively, and volume growth within the major geographic regions ranged from growth in the mid single-digits to the low double-digits.

- TOTAL CARDS IN FORCE: Increased by 300K, or 2%, versus last year.

P&L DISCUSSION

o NET INCOME: Increased 32% versus last year as revenues net of interest expense increased 17%, expenses rose by 27% and provisions for losses was unchanged. Both revenue and expense growth rates were inflated by the translation of foreign currency.

- 3Q '06 expenses included a $23MM ($17MM after-tax) gain related to the completion of the sale of the Company's card operations in Malaysia and Indonesia.

- PRE-TAX MARGIN:  Was 9.9% in 3Q '07 versus 8.8% in 2Q '07 and 12.7% in 3Q '06.

- EFFECTIVE TAX RATE: Was (27%) in both 3Q '07 and 2Q '07, respectively, versus 12% in 3Q '06. Going forward, this segment will likely reflect an overall tax benefit since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S. In addition to that recurring benefit, the 3Q '07 tax rate includes $17MM of the previously mentioned tax benefits, while the 2Q '07 rate includes several small favorable items primarily related to the finalization of prior year's tax returns and settlements with tax authorities. The 3Q '06 rate reflects the relatively low tax benefit associated with credit losses in Taiwan and the overall impact of ICS' global mix of earnings.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)


o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 16% versus 3Q '06 was driven primarily by the higher level of card spending, increased net card fees, greater other revenues, higher other commissions and fees, and increased travel revenues.

o CARDMEMBER LENDING FINANCE REVENUE: Increased 23% on 15% growth in average lending balances and a higher portfolio yield.

o    CARDMEMBER LENDING INTEREST EXPENSE:   Increased 27% on higher loan
     balances and an increased cost of funds.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 22% on a higher receivable balance and a greater cost of funds.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 43%, reflecting volume-driven increases in rewards costs as well as higher marketing and promotion expenses.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 17%, primarily due to higher human resources and other operating expenses, which reflect last year's gain on the business sales in Malaysia and Indonesia.

o PROVISIONS FOR LOSSES: Was unchanged from a year ago as lower write-off and past due rates were partially offset by higher volumes and lending balances.

- CHARGE CARD: *

-- The loss ratio and past due rate decreased versus last year and last quarter.


                                                          9/07             6/07            9/06
                                                       ------------     -----------     -----------
              Total Receivables (billions)                $6.1             $5.9            $5.5
              Net loss ratio as a % of charge volume      0.26%            0.28%           0.27%
              90 days past due as a % of total             1.8%             2.0%            2.6%

              Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

- CARDMEMBER LENDING:*

-- The write-off and past due rates decreased versus last year and last quarter.

                                                          9/07             6/07            9/06
                                                       ------------     -----------     -----------
              Cardmember Loans (billions)                $10.5           $10.0             $9.0
              Net write-off rate                           5.5%            6.0%             5.9%

              30 days past due as a % of loans             2.7%            2.9%             3.1%


         * There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis".

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                      2007          2006
                                                                     ----          ----
Revenues
    Discount revenue, net card fees and other                      $1,180         $1,045             13%
                                                                   ------         ------
    Charge card and other interest expense                            116            96              21
                                                                   ------         ------
Revenues net of interest expense                                    1,064           949              12
                                                                   ------         ------
Expenses
    Marketing, promotion, rewards and cardmember services              86            80               8
    Human resources and other operating expenses                      749           678              10
                                                                   ------         ------
         Total                                                        835           758              10
 Provisions for losses                                                 42            34              24
                                                                   ------         ------
Pretax segment income                                                 187           157              19
Income tax provision                                                   52            52               -
                                                                   ------         ------
Segment income                                                       $135          $105              29
                                                                   ======         ======

  Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

STATISTICAL INFORMATION

                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                      2007          2006
                                                                     ----          ----
Card billed business (billions)                                     $29.9         $26.2               14%
Total cards in force (millions)                                       6.8           6.6                3
Basic cards in force (millions)                                       6.8           6.6                3
Average basic cardmember spending* (dollars)                       $4,389        $3,974               10
Segment capital (millions)**                                       $2,230        $1,997               12
Return on segment capital**                                          26.2%         27.6%

    * Proprietary cards only.
   ** Segment capital includes an allocation attributable to goodwill of $767MM and $630MM in 3Q '07 and 3Q '06, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - BILLED BUSINESS: The 14% increase in billed business reflects a 10% increase in average spending per proprietary basic card and a 3% increase in basic cards in force.
         -- Adjusting for the impacts of foreign exchange translation, billed business and spending per proprietary basic card in force increased 11% and 7%, respectively, and volume growth within the U.S. of 9% compared to growth within the Company's other major geographic regions ranging from the mid-to-high teens.

- TOTAL CARDS IN FORCE: Increased by 200K, or 3%, versus last year.

P&L DISCUSSION

o NET INCOME: Increased 29% versus last year as revenues net of interest expense increased 12%, expenses rose by 10% and provisions for losses grew 24%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 3Q '06 included $10MM ($7MM after-tax) of the gain on the sale of the Company's card-related operations in Malaysia and Indonesia.

     - 3Q '07 included $9MM ($6MM after-tax) of reengineering expenses versus $11MM ($7MM after-tax) in 3Q '06.

     - PRE-TAX MARGIN: Was 17.6% in 3Q '07 versus 20.1% in 2Q '07 and 16.5% in 3Q '06.

     - EFFECTIVE TAX RATE: Was 28% in 3Q '07 versus 26% in 2Q '07 and 33% in 3Q '06. The 3Q '07 and 2Q '07 rate reflects $9MM and $8MM, respectively, of the previously mentioned tax benefits in those periods.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 13% versus 3Q '06 was driven primarily by the higher level of card spending, greater travel revenues, and higher other commissions and fees.

o CHARGE CARD AND OTHER INTEREST EXPENSE: Increased 21% on a higher cost of funds and a larger receivable balance.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 8%, primarily due to greater volume-related rewards costs.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 10%, primarily reflecting increased human resources costs and higher occupancy and equipment expense, in part due to the acquisitions of Harbor Payments and FAE Travel.

o PROVISIONS FOR LOSSES: Increased 24% reflecting higher volumes and loss rates.

     - CHARGE CARD: *

       -- The loss ratio increased versus last year and last quarter. The past due rate decreased versus last year, but was unchanged versus last quarter.

                                                          9/07             6/07            9/06
                                                       ------------     -----------     -----------
              Total Receivables (billions)               $12.5            $12.2           $10.9
              Net loss ratio as a % of charge volume      0.11%            0.10%           0.09%
              90 days past due as a % of total             1.6%             1.6%            1.7%

              Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

              * There are no off-balance sheet Charge Card securitizations.
                Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
     (millions)                                                      2007          2006
                                                                     ----          ----
  Revenues
      Discount revenue, fees and other                               $902          $773               17%
                                                                   ------        ------
      Interest expense:
        Cardmember lending                                            (33)          (25)              32
        Other                                                         (45)          (43)               5
                                                                   ------        ------
   Revenues net of interest expense                                   980           841               17
                                                                   ------        ------

  Expenses
     Marketing and promotion                                          151           118               28
     Human resources and other operating expenses                     417           390                7
                                                                   ------        ------
       Total                                                          568           508               12
                                                                   ------        ------

  Provisions for losses                                                23            19               21
                                                                   ------        ------
  Pretax segment income                                               389           314               24
  Income tax provision                                                123           102               21
                                                                   ------        ------
  Segment income                                                     $266          $212               25
                                                                   ======        ======

  Note: Amounts herein reflect certain revisions, as noted on pages 2-3.

  STATISTICAL INFORMATION
                                                                    Quarters Ended               Percentage
                                                                     September 30,               Inc/(Dec)
                                                              ----------------------------    -----------------
                                                                     2007          2006
                                                                     ----          ----
  Global card billed business*(billions)                           $162.5        $140.3               16%
  Segment capital (millions)                                       $1,125        $1,262              (11)

  Return on segment capital**                                        84.7%         57.9%

  Global Network Services:
  Card billed business (billions)                                   $14.1          $9.7               45%
  Total cards in force (millions)                                    19.2          14.5               32


  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
  ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

P&L DISCUSSION

o NET INCOME: Increased 25% as revenues net of interest expense grew 17%, expenses rose 12%, and provisions for losses increased 21%. Both revenue and expense growth rates were inflated by translation of foreign currency.

     - PRE-TAX MARGIN: Was 39.7% in 3Q '07 versus 43.3% in 2Q '07 and 37.3% in 3Q '06.

     - EFFECTIVE TAX RATE: Was 32% in 3Q '07 versus 36% in 2Q '07 and 32% in 3Q '06. The 3Q '07 rate reflects $22MM of the previously mentioned tax benefits.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 17%, reflecting growth in merchant-related revenues, primarily from the 16% increase in global card billed business, and higher GNS-related revenues.

o CARDMEMBER LENDING INTEREST EXPENSE: The expense credit increased 32% due to a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o OTHER INTEREST EXPENSE: The expense credit increased 5% as higher interest on capital allocations was more than offset by a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o MARKETING AND PROMOTION EXPENSES: Increased 28%, reflecting an increase in brand and partner-related advertising costs versus last year.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2007 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 7% primarily due to greater human resources and volume-related expenses.

o PROVISIONS FOR LOSSES: Increased 21% due to an increase in merchant-related reserves, primarily driven by higher volumes.

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT SPENT BY THE COMPANY IN THE FOURTH QUARTER OF 2007 ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, USED TO PRICE LOANS AND OTHER INDEBTEDNESS, AS WELL AS CREDIT SPREADS IN THE PRICING OF LOANS AND OTHER INDEBTEDNESS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY THE COMPANY IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.